Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in

the Registration Statement (Form S-8 No. 333-180470) of Cal-
Maine Foods,

Inc. pertaining

to the

Cal-Maine Foods,

Inc. KSOP and

the Registration

Statement (Form

S-8 No.

333-252069)
pertaining to the Amended and

Restated Cal-Maine Foods,

Inc. 2012 Omnibus

Long-Term Incentive Plan,

of our reports

dated
July 22, 2025,

relating to the

consolidated financial statements

and financial statement

schedules, and the

effectiveness of Cal-
Maine Foods, Inc. and

Subsidiaries’

internal control over financial

reporting, which appear in

the Annual

Report to Stockholders,
which is incorporated by reference in this Annual Report

on Form 10-K.

/s/ Frost, PLLC
Little Rock, Arkansas
July 22, 2025